UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 8, 2004

P-Com, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-25356	77-0289371
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3175 S. Winchester Boulevard, Campbell, CA		95008
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code	408.866.3666

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On October 12, 2004, P-Com, Inc. ("P-Com") filed a certificate of amendment of its certificate of incorporation with the Secretary of State of the State of Delaware to increase the number of authorized shares of common stock, par value $0.0001 per share, from 23,333,333 shares to 35,000,000 shares. This increase was approved by P-Com’s board of directors on August 17, 2004 and by P-Com’s stockholders on October 8, 2004. The certificate of amendment was filed by the Secretary of State of the State of Delaware on October 12 ,2004.

Item 8.01. Other Events.

On October 11, 2004, P-Com issued a press release announcing that on October 8, 2004, its stockholders approved a number of resolutions designed to assist management in achieving its long-term business objectives. On October 12, 2004, P-Com issued a press release announcing the formation of a joint venture with Nanjing Putian, one of China’s largest manufacturers and suppliers of telecom equipment. These press releases are attached to this report as Exhibits 99.1 and 99.2, respectively, and are incorporated by reference herein in their entirety.

Item 9.01. Financial Statements and Exhibits.

(c) See Exhibit Index.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P-Com, Inc. (Registrant)

October 14, 2004	By:	/s/ Sam Smookler

Name: /s/ Sam Smookler
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

EX-99.1	News release of P-Com, Inc., dated October 11, 2004
EX-99.2	News release of P-Com, Inc., dated October 12, 2004